Exhibit 99.5

 Q3 2021 Financial Results Conference CallAugust 25, 2021  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.  8/25/2021  2

Q3 2021 Summary

- Revenue was a record $170.6M, up 7% Q/Q and 8% Y/Y
  - IC and FPD both achieved record revenue
  - Record revenue to China, up 9% Q/Q and 22% Y/Y
- Net income attributable to Photronics, Inc. shareholders of $17.1M ($0.28/share)
- Cash balance $283M
  - $55M generated from operating activity
  - $19M invested in capex
  - $13M returned to investors through share repurchases
- FPD capacity expansion finished ahead of plan
- Investing to expand mainstream IC capacity

Strategic investments driving long-term, profitable growth

PHOTRONICS, INC.
8/25/2021
3

Income Statement Summary  $M (except EPS)  Q321  Q221  Q/Q  Q320  Y/Y  Revenue  $ 170.6  $ 159.8  7%  $ 157.9  8%  Gross Profit  $ 45.3  $ 39.2  15%  $ 37.7  20%  Gross Margin  26.6%  24.6%  200 bps  23.9%  270 bps  Operating Income  $ 28.5  $ 20.8  37%  $ 19.9  43%  Operating Margin  16.7%  13.0%  370 bps  12.6%  410 bps  Other non-operating income (expense)  $ 3.7  ($ 0.8)  $ 4.5  ($ 2.1)  $ 5.9  Income tax provision  $ 7.8  $ 3.7  $ 4.1  $ 4.9  $ 2.9  Minority interest  $ 7.3  $ 5.8  $ 1.5  $ 2.1  $ 5.2  Net Income*  $ 17.1  $ 10.5  62%  $ 10.8  58%  Diluted EPS*  $ 0.28  $ 0.17  $ 0.11  $ 0.17  $ 0.11  Days in quarter  91  91  -  91  -  Margins improved on higher revenue and better mainstream IC ASPOperating income includes $3.5M gain on sale of fixed asset ($0.06 per share)Other non-operating income (expense) primarily due to FX gain (loss); Q221 includes China interest expense subsidyMinority interest from IC JVs in Taiwan and China  8/25/2021  4  *Net income attributable to Photronics, Inc. shareholders

 $M  Q321  Q221  Q/Q  Q320  Y/Y  High-End*  $ 42.4  $ 41.3  3%  $ 38.7  10%  Mainstream  $ 75.4  $ 70.7  7%  $ 70.0  8%  Total  $ 117.8  $ 112.0  5%  $ 108.7  8%  IC Photomask Revenue  8/25/2021  5  High-end growth driven by strong logic, especially in Taiwan & ChinaMainstream up on positive demand trends and higher ASPChina revenue +10% Q/Q and +46% Y/Y; represents 29% of IC revenueOutlookContinued strength from remote work and educationMainstream demand strong, with positive pricingContinued macro risk from trade policies and shelter-in-place mandates  *28nm and smaller  Total may differ due to rounding

 FPD Photomask Revenue  8/25/2021  6  High-end improved on AMOLED mobile demand; G10.5+ up Q/QMainstream recovered Q/QChina revenue +9% Q/Q and +2% Y/Y; represents 53% of FPD revenueOutlookDynamic market environmentMobile demand strength expected to continueFurther benefit from new capacityTechnology development drives demand for higher-value masks  *≥G10.5, AMOLED and LTPS  $M  Q321  Q221  Q/Q  Q320  Y/Y  High-End*  $ 40.6  $ 39.4  3%  $ 36.7  11%  Mainstream  $ 12.2  $ 8.4  46%  $ 12.6  (3%)  Total  $ 52.9  $ 47.8  11%  $ 49.2  7%  Total may differ due to rounding

 Select Financial Data  $M  Q321  Q221  Q320  Cash  $ 283  $ 256  $ 261  Debt  $ 118  $ 114  $ 53  Net Cash*  $ 165  $ 142  $ 208  Operating Cash Flow  $ 55  $ 32  $ 17  Capital Expenditures  $ 19  $ 56  $ 7  Government Incentives for Capital Equipment  -  $ 5  -  Share repurchase  $ 13  $ 10  -  Debt is US equipment lease and local China loansExpect 2021 capex to be ~$120M (was $92M YTD)Completed initial China IC investmentNext phase of FPD investmentMainstream IC capacity expansionTotal share repurchases of $53M under current $100M plan (Sep 2020)Balance sheet able to fund investments, share repurchases, and strategic M&A opportunities  8/25/2021  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Q421 Guidance   Revenue ($M)  $171 - $179  Operating Margin  16% - 18%  Taxes ($M)  $6 - $8  EPS  $0.21 - $0.29  Diluted Shares (M)  ~62  Positive industry demand trendsRemote work and learningMade in China 2025Advanced display technologiesOutlook clouded by geopolitical uncertaintyShelter-in-place mandatesUS/China trade policiesWe remain focused on expanding margins and improving cash flows  8/25/2021  8

 For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  8/25/2021  11      IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  8/25/2021  12      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  8/25/2021  13      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding